Exhibit 99.1

Avid Technology Issues Full-Year 2019 Guidance

BURLINGTON, Mass., November 14, 2018 Avid® (NASDAQ: AVID), the leading technology provider that powers the media and entertainment industry, today issued its full-year 2019 guidance during its 2018 Investor Day.

(in $ millions)	Full Year 2019
Revenue	$420 - $430
Adjusted EBITDA	$60 - $65
Free Cash Flow	$12 - $17

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below.

Non-GAAP Financial Measures
The press release includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the press release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Forward-Looking Statements
Certain information provided in this press release include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2019, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles;

fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. For additional information, including a discussion of some of the key risks and uncertainties associated with these forward-looking statements, please see the “Forward Looking Statements” section of our press release issued on November 7, 2018, as well as the Risk Factors and Forward-Looking Statements sections of the Company’s 2017 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. Copies of these filings are available from the SEC, the Avid web site or the Company’s Investor Relations Department. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, FastServe®, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152